Exhibit 99.1
J.W. Burress, Incorporated

700 North Pearl, Suite 2000 Dallas, Texas 75201 Telephone: 214-969-7007 Fax: 214-953-0722
Independent Auditors’ Report
To the Board of Directors and Stockholders
J.W. Burress, Incorporated
Roanoke, Virginia
We have audited the accompanying balance sheet of J.W. Burress, Incorporated (the Company) as of December 31, 2006 and the related statement of income, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of J.W. Burress, Incorporated as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Dallas, Texas
July 26, 2007

J.W. Burress, Incorporated
Balance Sheet
December 31, 2006
(Dollar Amounts In Thousands)

Assets

Trade and other receivables, less allowance for doubtful accounts of $214 (Note 2)	$14,255
Inventories (Notes 3 and 6)	44,725
Prepaid expenses and deposits	1,457
Rental equipment fleet, net of accumulated depreciation of $17,701 (Note 7)	59,777
Property and equipment, net of accumulated depreciation and amortization of $2,914 (Notes 4 and 7)	7,631
Other	350

Total assets	$128,195

Liabilities and Stockholders’ Equity

Outstanding checks in excess of cash balances	$191
Accounts payable	6,969
Accrued expenses and other liabilities (Note 5)	4,768
Manufacturer flooring plans payable (Note 6)	47,892
Dividend payable to stockholders (Note 12)	1,231
Debt (Note 7):
Line of credit	33,523
Other acquisition debt	2,500
Other debt	1,576
Capitalized lease obligations (Note 8):
Branch facilities	3,014
Vehicles	2,535

Total liabilities	104,199

Commitments and contingencies (Note 8)

Stockholders’ Equity

Capital stock (Note 8):
Class A voting common stock, no par value, 10,000 authorized, 8,333 shares issued and outstanding	120
Class B nonvoting common stock, no par value, 90,000 authorized, 75,000 shares issued and outstanding	1,080
Notes receivable from stockholders (Note 12)	(538)
Retained earnings	23,334

Total stockholders’ equity	23,996

Total liabilities and stockholders’ equity	$128,195

See accompanying notes to financial statements.

J. W. Burress, Incorporated
Statement of Income
For the Year Ended December 31, 2006
(Dollar Amounts In Thousands)

Revenues
New and used equipment	$66,701
Rental equipment sales	47,052
Rental income	21,977
Parts sales	26,163
Service income	10,057

Total revenues	171,950

Cost of Revenues
New and used equipment	58,331
Rental equipment sales	34,292
Rental income	14,583
Parts sales	18,611
Service income	10,673

136,490

Gross margin	35,460

Operating Expenses
Other direct costs	1,202
Parts department	2,215
Sales department	8,338

11,755

General and Administrative Expenses	6,740

Total operating, general and administrative expenses	18,495

Income from operations	16,965

Other Income (Expenses)
Interest income	187
Interest expenses	(4,152)
Other, net	(20)

Total other income (expenses)	(3,985)

Net income	$12,980

See accompanying notes to financial statements.

J. W. Burress, Incorporated
Statement of Stockholders’ Equity
For the Year Ended December 31, 2006
(Dollar Amounts in Thousands)

	Class A	Class B	Notes
	Voting	Nonvoting	Receivable
	Common	Common	From	Retained
	Stock	Stock	Stockholders	Earnings	Total
Balance, December 31, 2005	$120	$1,080	$(1,076)	$21,120	$21,244

New notes issued during the period	—	—	(1,076)	—	(1,076)

Forgiveness of stockholder notes receivable, classified as a distribution	—	—	1,614	—	1,614

Distributions to stockholders	—	—	—	(10,766)	(10,766)

Net income	—	—	—	12,980	12,980

Balance, December 31, 2006	$120	$1,080	$(538)	$23,334	$23,996

See accompanying notes to financial statements.

J. W. Burress, Incorporated
Statement of Cash Flows
For the Year Ended December 31, 2006
(Dollar Amounts In Thousands)

Cash Flows from Operating Activities
Net income	$12,980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,573
Change in certain operating assets and liabilities:
Trade and other receivables	(1,785)
Inventories	(17,008)
Prepaid expenses and deposits	(1,002)
Outstanding checks in excess of cash balances	(193)
Accounts payable, accrued expenses, and other liabilities	2,192
Manufacturer floor plans payable	26,640

Net cash provided by operating activities	38,397

Cash Flows from Investing Activities
Purchase of rental equipment fleet, net	(27,871)
Purchase of property and equipment	(800)

Net cash used in investing activities	(28,671)

Cash Flows from Financing Activities
Net proceeds on line of credit	3,312
Payments of acquisition debt and other debt	(2,681)
Payments of capital lease obligations	(1,360)
Issuance of stockholder notes receivable	(1,076)
Cash distributions to stockholders, net of dividend payable	(7,921)

Net cash used in financing activities	(9,726)

Increase (decrease) in cash and cash equivalents	—

Cash and cash equivalents
Beginning of year	—

End of year	$—

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$3,511

Supplemental Schedule of Noncash Investing and Financing Activities
Dividend payable	$1,231

Capital lease obligations incurred	$1,128

Forgiveness of stockholder notes receivable	$1,614

Other Supplemental Disclosures of Non-Cash Investing and Financing Activities:
As of December 31, 2006, the Company had $47.9 million in manufacturer flooring plans payable outstanding, which are used to finance purchases of inventory.
See accompanying notes to financial statements.

J. W. Burress, Incorporated
Notes to Financial Statements
December 31, 2006
(Dollar Amounts In Thousands)
Note 1 – Organization, Nature of Business and Significant Accounting Policies
Organization:
The Class A and Class B common stock of J. W. Burress, Incorporated (the “Company”) is owned by seven current senior members of Company management, the former President and six former Vice Presidents of J. W. Burress, Incorporated, formerly a wholly-owned subsidiary of the Fluor Corporation. This management ownership group is herein referred to as the “Stockholders.”
Nature of business:
The Company operates as a distributor in the heavy equipment segment of the construction equipment industry through the sale, rental, repair and maintenance of construction related equipment, including ancillary sales of equipment parts. The Company currently has 12 locations in the Mid-Atlantic region of the United States. The nature of the Company’s business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, and consistent with industry practice, the accompanying Balance Sheet is presented on an unclassified basis.
The Company sells parts and provides monthly rentals and service/repair of equipment on credit to its customers. In very limited cases, the Company finances the sale of its equipment and retains a security interest in the equipment until the note is paid. Therefore, the Company’s exposure to loss on those notes is limited to the difference between the notes receivable and the value of the repossessed collateral. The Company does not anticipate any significant losses if equipment were to be repossessed.
The Company is the exclusive regional distributor for a number of manufacturers. All of these distributorships are cancelable on short notice but generally are renewed from year to year.
Significant Accounting Policies:
Basis of accounting
The financial statements of the Company are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.
Cash and cash equivalents
For financial reporting purposes, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Those balances may, at times, exceed the federally insured limits.
Trade accounts receivable
Trade accounts receivable are recorded at the invoiced amount and generally do not bear interest. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses, current receivables aging and other factors. Account balances are charged off against the allowance to bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote. The provision for doubtful accounts was approximately $138 for the year ended December 31, 2006.

J. W. Burress, Incorporated
Notes to Financial Statements
December 31, 2006
(Dollar Amounts In Thousands)
Note 1 – Organization, Nature of Business and Significant Accounting Policies (continued)
Inventories
Equipment held for sale is stated at the lower of cost or market using the specific identification cost method. Parts are stated at lower of cost or market using the Last-in; First-out (LIFO) cost method.
Property and equipment
Property and equipment is recorded at cost less accumulated depreciation. Plant and equipment under capital leases are stated at the present value of minimum lease payments.
Additions, improvements and expenditures that materially improve or extend the life of an asset are capitalized. Other expenditures for maintenance or repairs are expensed as incurred. Upon retirement or sale of an asset, its cost and related accumulated depreciation are removed from the respective asset accounts.
Depreciation is provided on the straight-line method over the estimated useful lives of the depreciable assets:

Building and leasehold improvements	5-25 years
Part equipment	5-10 years
Office furniture and machines	3-10 years
Shop equipment	5 years
Leasehold improvements are amortized using the straight-line method over their estimated useful lives or the remaining term of the lease, whichever is shorter. Total depreciation expense on property and equipment for the year ended December 31, 2006 was $1,325.
Rental equipment fleet
Rental equipment is recorded at cost less accumulated depreciation, and is depreciated using a percent of the rental income generated by the rental equipment asset. Total depreciation expense on rental equipment fleet for the year ended December 31, 2006 was $15,169. Additions, improvements and expenditures that materially improve or extend the life of an asset are capitalized. Other expenditures for maintenance or repairs are expensed as incurred. Upon retirement or sale of an asset, its cost and related accumulated depreciation are removed from the asset accounts.
Long-Lived assets
In accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets, such as property and equipment and rental equipment fleet are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

J. W. Burress, Incorporated
Notes to Financial Statements
December 31, 2006
(Dollar Amounts In Thousands)
Note 1 – Organization, Nature of Business and Significant Accounting Policies (continued)
Interest rate swap agreements
The Company uses interest rate swap agreements to manage the risks related to interest rate movement on certain debt. The agreements effectively provide a fixed interest rate on the related debt. The interest rate swap agreements do not qualify as cash flow hedges based on the criteria established by Statement of Financial Accounting Standard
No. 133, “Accounting for Derivative Instruments and Hedging Activities.” Changes in the fair value of the swap agreements are recorded in the Statement of Income in the period of change.
Revenue recognition
The Company recognizes revenue on sales of new and used equipment and on the sale of parts upon transfer of title to the customer and when the customer assumes the risk of loss, which generally occurs upon delivery to, or pick-up by, the customer and when all obligations under the sales contract have been fulfilled and collectibility is reasonably assured.
Revenues from after market services (primarily maintenance and repair services) are recognized as revenues once the activities are substantially completed.
The Company rents equipment under various terms (the original term is usually less than one year). A significant portion of these leases grant the lessee an option to purchase the equipment at any time during the lease at the original sales price plus interest and expenses less rentals paid by the lessee. The Company also rents equipment under biweekly and monthly terms. These rental agreements grant no purchase option and, should the renter decide to purchase the item, the sales price is negotiated at that time. The Company recognizes revenue from equipment rentals in the period earned over the rental contract term on a straight-line basis, regardless of the timing of billing to customers.
Shipping and Handling Fees and Costs
Shipping and handling fees billed to customers are recorded as revenues while the related shipping and handling costs are included in cost of revenues.
Advertising
Advertising costs are expensed as incurred and totaled $193 for the year ended December 31, 2006.
Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment and rental equipment fleet and valuation allowances for receivables and inventories. Accordingly, actual results could differ from those estimates.
Sales taxes
The Company imposes and collects significant amounts of sales taxes concurrent with its revenue-producing transactions with customers and remits those taxes to the various governmental agencies as prescribed by the taxing jurisdictions in which the Company operates. Such taxes are presented in the Company’s Statement of Income on a net basis.

J. W. Burress, Incorporated
Notes to Financial Statements
December 31, 2006
(Dollar Amounts In Thousands)
Note 1 – Organization, Nature of Business and Significant Accounting Policies (continued)
Income taxes
The Company has elected, by consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income or, in the case of a loss, is not allowed a net operating loss carryover or carryback as a deduction. Instead, the stockholders are liable for individual income taxes on the Company’s taxable income or must include the Company’s net operating loss in their individual income tax returns.
Concentration of business and credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivables.
Substantially all of the Company’s business is on a credit basis. The Company extends credit to its commercial customers based on evaluations of their financial condition and generally no collateral is required, although in some cases mechanics’ liens may be filed to protect the Company’s interest. The demand for the Company’s products is dependent on the general economy, the industries in which the Company’s customers operate or serve, and other factors. Downturns in the general economy or in the markets in which the Company operates can cause demand for the Company’s products to materially decrease. The Company has a diversified customer base, operating in four states and the District of Columbia, and in a number of different markets, including the construction, mining, government, and industrial sectors. A cyclical downturn in any of these markets could have a significant adverse effect on the Company’s operations. The Company maintains adequate reserves for potential credit losses. Historically, such losses have been minimal and within management’s estimates.
The Company is a dealer in equipment, the majority of which is supplied by a few large manufacturers. The loss of any of these equipment lines could have a significant adverse effect on the Company’s operations. Management does not anticipate such a loss and feels if such a loss occurred, a suitable replacement could be found.
Note 2 — Trade and Other Receivables
Trade and other receivables as of December 31, 2006 consists of the following:

Customers, less rent billed in advance	$14,178
Less allowance for doubtful accounts	(214)

13,964
Other	291

$14,255

Note 3 – Inventories
The components of inventories as of December 31, 2006 are as follows:

New equipment	$39,678
Used equipment	707
Parts	4,340

$44,725

J. W. Burress, Incorporated
Notes to Financial Statements
December 31, 2006
(Dollar Amounts In Thousands)
Note 3 – Inventories (continued)
Parts inventories are stated at the lower of last-in, first-out (LIFO) cost or market. Management believes that the use of LIFO is a more preferable method, resulting in a better matching of costs and revenues. If the first-in, first-out (FIFO) method had been used, inventories would have been approximately $325 higher than was reported at December 31, 2006. The use of the LIFO method had the effect of decreasing income by approximately $116 for the year ended December 31, 2006.
Note 4 – Property and Equipment
Major classes of property and equipment as of December 31, 2006 are as follows:

Buildings and leasehold improvements	$1,415
Parts equipment	151
Office furniture and machines	385
Shop equipment	840
Property and equipment under capital leases	7,333

10,124

Less accumulated depreciation and amortization	(2,914)

Net depreciable property and equipment	7,210
Land	421

$7,631

Note 5 – Accrued Expenses and Other Liabilities
Accrued expenses and other liabilities as of December 31, 2006 consist of the following:

Compensation	$1,729
Liability for employee time off with pay	469
Sales, payroll and other taxes	456
Interest payable	303
Commissions	42
Profit sharing contribution	393
Customer deposits	1,062
Other	314

$4,768

J. W. Burress, Incorporated
Notes to Financial Statements
December 31, 2006
(Dollar Amounts In Thousands)
Note 6 – Manufacturer Flooring Plans Payable
Manufacturer flooring plans payable are financing arrangements for inventory. The interest paid on the manufacturer flooring plans ranges between zero percent and 1.0% plus the Prime Interest Rate. Certain manufacturer flooring plans provide for a one to twelve-month reduced interest rate or non-interest bearing term or a deferred payment period. The Company makes payments in accordance with the original terms of the financing agreements. However, the Company routinely sells equipment that is financed under manufacturer flooring plans prior to the original maturity date of the financing agreement. The manufacturer flooring plan payable is then paid at the time the equipment being financed is sold. The manufacturer flooring plans payable are secured by the equipment being financed.
Maturities (based on original financing terms) of the manufacturer flooring plans payable as of December 31, 2006 for each of the next five years ending December 31 are as follows:

2007	$18,505
2008	12,479
2009	8,362
2010	8,546
2011	—
Thereafter	—

Total	$47,892

J. W. Burress, Incorporated
Notes to Financial Statements
December 31, 2006
(Dollar Amounts In Thousands)
Note 7 — Debt
Debt as of December 31, 2006 consists of the following:

Line of credit:

Line of credit with Bank of America with a maximum availability at December 31, 2006 of $40,000. The amount of the line available to the Company above the amount currently borrowed is calculated monthly using a formula. As of December 31, 2006, the remaining loan availability calculated under the formula totaled $6,284. The line has a variable interest rate based on three month LIBOR plus an applicable percentage (1.50% - 2.05% based on a specific ratio), which totaled 7.11% at December 31, 2006. The line is secured by substantially all assets of the Company and is guaranteed up to $1 million by the majority shareholders. The line expires on May 31, 2008. The line of credit agreement includes mandatory compliance with certain financial covenants and ratios. At December 31, 2006, the Company was in compliance with these covenants. Also, as described below, the line is subject to three interest rate swap agreements.
$33,523

Other acquisition debt:

Note payable to the former owner, Fluor, subordinated to the line of credit arrangement, interest payable at 4.75% annually. Principal payments totaling $1,250 are due annually starting June 1, 2005, unless certain events occur that would require immediate payment.	2,500

Other debt:

Note payable to SunTrust Bank in 59 monthly installments of $15 beginning August 1, 2003 with remaining balance due on July 1, 2008. Interest is payable monthly at one-month LIBOR, determined on the first business day of each month, plus 1.75%, which totaled 7.10% at December 31, 2006. The note is secured by credit line deeds of trust on certain real estate. As described below, the note is subject to an interest rate swap agreement.	1,576

Total debt	$37,599

J. W. Burress, Incorporated
Notes to Financial Statements
December 31, 2006
(Dollar Amounts In Thousands)
Note 7 – Debt (continued)
Estimated aggregate maturities of principal required on debt obligations as of December 31 are as follows:

	Line of		Sun Trust
	Credit	Fluor	Bank	Total
2007	$33,523	$1,250	$181	$34,954
2008	—	1,250	1,395	2,645

2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
Thereafter	—	—	—	—

	$33,523	$2,500	$1,576	$37,599

On December 31, 2004, the Company entered into an outstanding interest rate swap agreement with SunTrust Bank which effectively fixed the Company’s interest rate on its note with SunTrust Bank at 4.62%. The swap agreement had a notional principal amount of $2,091 at December 31, 2006. The agreement maturity date is July 1, 2008. The Company is exposed to credit loss in the event of nonperformance by SunTrust Bank. However, it does not anticipate nonperformance.
The Company also has three outstanding interest rate swap agreements with Bank of America which effectively fixes the Company’s interest rate on various portions of its line with Bank of America. The swap agreements had a notional principal amount of $13,183 with interest effectively fixed ranging from 3.85% to 4.48% at December 31, 2006. Two agreements mature on September 30, 2009 while the third matures on April 30, 2010. The Company is exposed to credit loss in the event of nonperformance by Bank of America. However, it does not anticipate nonperformance.
Note 8 – Commitments and Contingencies
Equipment orders:
At December 31, 2006, the Company has outstanding commitments for equipment orders totaling approximately $83,600. Of this amount, the Company has $16,550 of signed equipment orders from customers.
Stock buy-sell agreement:
The Company is obligated to purchase capital stock of its shareholders holding voting shares upon their disability, bankruptcy or termination. The purchase price will be established by the consent of holders of 75% of the total voting and nonvoting shares. The purchase price will be paid by a combination of cash and a 60-month promissory note bearing interest at the prime rate.
Leases:
The Company rents five of its branch office facilities under operating leases. The Company’s operating leases for these office facilities are non-cancelable operating lease agreements expiring at various dates through 2010. These office facility leases provide for varying terms, including customary renewal options and may include base rental escalation clauses. Additionally, certain office facility leases may require the Company to pay maintenance, insurance, taxes and other expenses in addition to the stated rental payments. Net rent expense for these operating leases was approximately $281 for the year ended December 31, 2006.

J. W. Burress, Incorporated
Notes to Financial Statements
December 31, 2006
(Dollar Amounts In Thousands)
Note 8 – Commitments and Contingencies (continued)
The Company also rents three of its branch office facilities as of December 31, 2006 under capital leases with various related parties (see Note 12 to the Financial Statements for further information). The Company also rents various vehicles used in the Company’s business under capital leases. The following table depicts the related cost and accumulated amortization balances as of December 31, 2006 of such properties and equipment under capital leases, which is included in property and equipment in the accompanying Balance Sheet.

		Accumulated
Property Description	Cost	Amortization
Branch office facilities	$3,230	$351
Vehicles	4,103	1,784

	$7,333	$2,135

Future minimum lease payments under noncancelable leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 2006 are as follows:

	Capital	Operating
Year ending December 31:	Leases	Leases
2007	$1,450	$281
2008	1,386	133
2009	1,079	100
2010	817	62
2011	580	—
Thereafter	1,947	—

Total minimum lease payments	7,259	$576

Less amount representing interest	(1,710)

Present value of minimum lease payments	$5,549

In June 2006, the Company entered into a capital lease agreement with a related party for its Winston-Salem, North Carolina branch office facility, which had been damaged by fire in early 2006. As a result of the fire damage, the facility was non-operational for the remainder of 2006. The Company is fully insured and only incurred the cost of the minimal deductible for the loss. The branch office facility became fully operational in early 2007 and payments on the lease by the Company began in February 2007 under the terms of the lease. As a result, the accompanying Balance Sheet does not include any related cost or accumulated amortization related to this property as of December 31, 2006. However, future minimum capital lease payments as of December 31, 2006 under the lease are as follows:

J. W. Burress, Incorporated
Notes to Financial Statements
December 31, 2006
(Dollar Amounts In Thousands)
Note 8 – Commitments and Contingencies (continued)

Year ending December 31:
2007	$210
2008	252
2009	252
2010	252
2011	252
Thereafter	2,562

Total minimum lease payments	3,780
Less amount representing interest	(1,280)

Present value of minimum lease payments	$2,500

Legal proceedings:
Occasionally, the Company is party to certain litigation matters, in most cases involving ordinary and routine claims incidental to the business of the Company. The ultimate legal and financial liability of the Company with respect to such pending litigation cannot be estimated with certainty, but the Company believes, based on its examination of such matters, that such ultimate liability will not have a material adverse effect on the business, or the financial position, results of operations, or cash flows of the Company.
Note 9 – Employee Benefits
The Company has a defined contribution retirement plan, which is available to all full-time employees over 18 years of age. Employees may defer up to 20% of their wages, and the Company will match 50% of the employees’ salary deferral contributions up to a maximum of 6% of total compensation. Employer matching contributions begin to vest after one year of completed service by the employee and vest in 20% over five years thereafter. The Company’s contributions totaled $779 for the year ended December 31, 2006. A discretionary match of an additional 50% was approved and contributed by the Company in 2006.
Note 10 – Income Taxes
As an S Corporation, the stockholders are liable for individual income taxes on the Company’s taxable income. As a result, the Company makes distributions to the Stockholders that are used to pay the related income taxes. Distributions to stockholders are reflected on the statement of stockholders’ equity. A provision has not been made for additional distributions that may be paid to the stockholders in the event stockholders’ actual income tax liability exceeds previous distributions or for other purposes.
The Company is currently under examination by the Internal Revenue Service (“IRS”) for its income tax returns for the year ended December 31, 2004. The Company does not expect any material tax adjustments as a result of the IRS examination that would affect the Company’s financial position or cash flows from operations, as any adverse tax consequences would flow to the individual Stockholders rather than the Company because of the Company’s S Corporation Status.
Note 11 – Fair Value of Financial Instruments
The Company’s financial instruments include trade and other receivables, accounts payable, manufacturer flooring plans payable and debt. The carrying value of trade and other receivables, accounts payable is a reasonable estimate of their fair value due to the short-term nature of these instruments.

J. W. Burress, Incorporated
Notes to Financial Statements
December 31, 2006
(Dollar Amounts In Thousands)
Note 11 – Fair Value of Financial Instruments (continued)
The estimated fair value of the Company’s manufacturer flooring plans payable and debt as of December 31, 2006 is as follows:

	Carrying
	Amount	Fair Value
Manufacturer flooring plans payable with interest computed at 8.00%	$47,892	$35,202
Line of credit with interest computed at 6.42%	33,523	33,523
Note payable to Fluor with interest computed at 6.06%	2,500	2,222
Note payable to SunTrust Bank with interest computed at 6.06%	1,576	1,576
The estimated fair value of the above instruments has been calculated based upon available market information. The fair value of the note payable to SunTrust Bank approximates fair value due to the fact that the underlying instrument includes provisions to adjust the interest rate to approximate fair market value.
Note 12 – Related Party Transactions
The Company is owned by its Stockholders, a group of seven current senior management members of the Company. As noted in Note 8 to the Financial Statements, the Company currently leases four of its branch office facilities under capital leases with three related party lessors, whose ownership is comprised totally of the Stockholders of the Company. For the year ended December 31, 2006, the Company paid $458 in rental payments under these capital leases. Total future minimum lease payments at December 31, 2006 under these capital leases are $11,038.
The Stockholders are indebted to the Company for loans made by the Company to the Stockholders in connection with the Stockholders’ acquisition of the Company. The $538 owed by the Stockholders to the Company as of December 31, 2006 is shown as “Notes receivable from Stockholders” in the accompanying Balance Sheet. The notes are payable on demand. The interest rate is determined monthly and is equal to the Applicable Federal Rate published monthly by the IRS. Additionally, the Company is an S Corporation and the Stockholders are liable individually for the income taxes related to the Company’s taxable income. The Company makes distributions to the Stockholders that are used to pay the related income taxes. At December 31, 2006, the Company had accrued $1,231 as “Dividend payable to Stockholders” in the accompany Balance Sheet. Subsequent to December 31, 2006, the dividend payable to the Stockholders was paid by the Company to the Stockholders, net of the notes receivable balance due from Stockholders, including accrued interest to the date of payment.
Note 13 – Subsequent Event
On May 15, 2007, H&E Equipment Services, Inc. and its wholly owned subsidiary, HE-JWB Acquisition, Inc., (together “H&E”), entered into an agreement with the shareholders of the Company and the shareholders’ representative to acquire the Company. The transaction is subject to H&E obtaining certain third-party consents (including from equipment manufacturers and vendors), receipt of financing, closing of the acquisition no later than July 31, 2007, and other customary closing conditions.